Exhibit 8.1
1.	Viméxico, S.A. de C.V. (México)

2.	Vitro Envases Norteamérica, S.A. de C.V. (México)

3.	Vitro Corporativo, S.A. de C.V., (México)

4.	Servicios Corporativos de Edificaciones, S.A. de C.V, (México)

5.	Vidriera Monterrey, S.A. de C.V., (México)

6.	Vidriera Los Reyes, S.A. de C.V., (México)

7.	Vidriera Guadalajara, S.A. de C.V., (México)

8.	Vidriera Querétaro, S.A. de C.V., (México)

9.	Vitro Cosmos, S.A. de C.V., (México)

10.	Vidriera Toluca, S.A. de C.V., (México)

11.	Compañía Vidriera, S.A. de C.V., (México)

12.	Fabricación de Máquinas, S.A. de C.V., (México)

13.	Servicios Integrales de Acabados, S.A. de C.V., (México)

14.	Inmobiliaria Loma del Toro, S.A. de C.V., (México)

15.	Industria del Álcali, S.A. de C.V., (México)

16.	Vidrio Lux, S.A., (Bolivia)

17.	Vitro Packaging, Inc., (Delaware)

18.	Vitro Europa, Ltd., (Switzerland)

19.	American Asset Holdings, Corp., (Delaware)

20.	Crisa Holdings Co., (Delaware)

21.	Troper Inc., (Delaware)

22.	Troper Services, Inc., (Delaware)

23.	Amsilco Holdings, Inc., (Delaware)

24.	BBO Holdings, Inc., (Delaware)

25.	Crisa Corp., (Delaware)

26.	Vitro Automotriz, S.A. de C.V., (México)

27.	Vitro Flex, S.A. de C.V, (México)

28.	Vitro Vidrio y Cristal, S.A. de C.V., (México)

29.	Vitro Flotado Cubiertas, S.A. de C.V., (México)

30.	Distribuidor Vidriero Lan, S.A. de C.V., (México)

31.	Vitrocar, S.A. de C.V., (México)

32.	Cristales Inastillables de México, S.A. de C.V., (México)

33.	Vidrio Plano de México, S.A. de C.V., (México)

34.	VVP Holdings Corp., (Delaware)

35.	VVP Syndication, Inc., (Delaware)

36.	VVP Autoglass, Inc., (Delaware)

37.	Vitro America, Inc., (Delaware)

38.	Super Sky Products, Inc., (Wisconsin)

39.	Super Sky International, Inc., (Wisconsin)

40.	VVP Finance Corp., (Delaware)

41.	Super Sky Constructors, Inc., (Wisconsin)

42.	Vitro Colombia, S.A., (Colombia)

43.	VVP Europa Holdings, B.V., (Holland)

44.	Vitro do Brasil Industria e Comercio, Ltda., (Brazil)

45.	Oriental Glass, Inc., (Texas)

46.	Vitro Chemicals, Fibers and Mining, Inc., (Texas)

47.	Vitrosa Holding, Ltd., (Switzerland)

48.	Vitro Global, Ltd.,(Switzerland)

49.	Vidrio Plano, S.A. de C.V., (México)

50.	Distribuidora de Vidrio y Cristal, S.A. de C.V., (México)

51.	Vidrio Plano Mexicali, S.A. de C.V., (México)

52.	Vitemco Venezuela, S.A., (Venezuela)

53.	Vitro Panama, S.A. (Panama)

54.	Servicios y Operaciones Financieras Vitro, S.A. de C.V., (México)

55.	Vitemco Ecuador, S.A., (México)

56.	Cristales Automotrices, S.A. de C.V. (México)

57.	Vidrio y Cristal del Noroeste, S.A. de C.V. (México)

58.	Vitro Chaves, S.A. (Portugal)

59.	Vitro Cristalglass, S.L. (Spain)

60.	IP Vitro Vidrio y Cristal, Ltd (Switzerland)

61.	Empresas Comegua, S.A., (Panama)

62.	Tecnología Vitro Vidrio y Cristal, Ltd. (Switzerland)

63.	Servicios Vitro Cosmos, S.A. de C.V. (México)

64.	Servicios Vidriera Guadalajara, S.A. de C.V. (México)

65.	Servicios Vidriera Los Reyes, S.A. de C.V. (México)

66.	Servicios Vidriera Querétaro, S.A. de C.V. (México)

67.	Servicios Vidriera Toluca, S.A. de C.V. (México)

68.	Vau, S.A. de C.V. (México)

69.	Productos de Valor Agregado en Cristal, S.A. de C.V. (México)

70.	Grupo Sordo Noriega, S.A. de C.V. (México)